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                            HEIN + ASSOCIATES LLP
                               717 17th Street
                           Denver, Colorado 80202


                        INDEPENDENT AUDITOR'S CONSENT








We consent to the incorporation by reference of our report dated March 1, 1999 (Amendment No. 6) accompanying the financial statements of American Educational Products, Inc. to Form S-3 Registration Statement of American Educational Products, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

Hein + Associates LLP


Denver, Colorado
September 30, 1999